AMENDED AND RESTATED SEPARATION AGREEMENT


     This AMENDED AND RESTATED SEPARATION AGREEMENT (this "Amendment Agreement") is made and entered into this 30th day of December 2005, by and among Terex Corporation and Terex Financial Services, Inc. ( collectively, the "Company") and Joseph Apuzzo ("Executive").

     WHEREAS, the Company and the Executive entered into a Separation Agreement on August 31, 2005 (the "Separation Agreement") and Executive has been receiving benefits pursuant to the Separation Agreement;

     WHEREAS, since that time, Proposed Treasury Regulations under Section 409A ("Section 409A") of the Internal Revenue Code of 1986, as amended (the "Code") were issued which may have an additional tax impact on Executive;

     WHEREAS, the Executive has requested, and the Company has agreed, to amend and restate the Separation Agreement to avoid triggering this additional tax impact by suspending certain payments (except those excludable under Section
409A) for six months following the Termination Date (as defined below) in consideration of the Executive refunding to the Company all payments heretofore made to him, or on his behalf, pursuant to the Separation Agreement;

     WHEREAS, on December 29, 2005, the Company received a check, dated December 31, 2005, from the Executive for Sixty Seven Thousand Seven Hundred and Sixty Eight Dollars and Thirty-Seven Cents ($67,768.37). This amount represents severance payments of One Hundred Thousand Eighteen Thousand Eight Hundred and Forty-One Dollars and seventy-two cents ($118,841.72), less deductions required by law, and payment of expenses of Five Thousand Six Hundred and Seventy-Five Dollars and Forty-Seven Cents ($5,675.47) made to or on behalf of Executive, for a total of One Hundred and Twenty-Four Thousand Five Hundred Seventeen Dollars and Nineteen Cents ($124,517.19.) (the "Accrued Severance Amount") by the Company pursuant to the Separation Agreement since the Termination Date, other than those referred to in paragraphs (b) and (h) of Section 2;

     WHEREAS, the Company and the Executive acknowledge that the Company has not provided Executive with legal advice with respect to Section 409A and Executive has not received, let alone relied on, any advice from the Company with respect to Section 409A;

     NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree to amend and restate the Separation Agreement (the Separation Agreement, as amended by this Amendment Agreement, the "Agreement") in its entirety as follows:

     1. Resignation from Employment. Executive resigns from his employment as of the end of the business day on August 31, 2005 (the "Termination Date").

                                                                        12.30.05

     2. Termination Payment and Benefits. Executive hereby agrees to accept, as full and final consideration for Executive's promises, obligations and release set forth herein, and in settlement of any and all claims as particularly set forth below, the following:

          (a) Severance Payments -- The Company shall pay Executive Severance equal to seventy-eight (78) week(s) (the "Severance Period") salary. The Severance shall be calculated on Executive's current base salary and shall be paid in regular installments in accordance with the normal payroll processing. Company shall continue to withhold for income and other applicable taxes, or other amounts.

          (b) Medical Benefits - Medical, Dental, and Vision benefits cease as of the end of the month of separation. All other benefits will end on the Termination Date. If Executive is currently enrolled in Medical, Dental, or Vision benefits and enrolls in COBRA for Medical, Dental, and/or Vision benefits, the Company agrees to contribute an amount equal to the Employer's current contribution toward COBRA on behalf of Executive for the duration of the Severance Period (the "Company's Cobra Continuation").

          (c) Vacation Pay - Executive shall be paid a lump-sum amount for unused and accrued vacation time to which Executive is entitled.

          (d) Automobile - During the Severance Period, Employee may continue to use the 2003 Cadillac Seville, VIN 1G6KY54943U253202, which is the automobile leased by the Company for and provided to him as an employee. The Company shall continue to pay for insurance premiums on the automobile and the cost of maintenance. The Company shall give Executive 30 days notice in the event of any change in level of insurance coverage. The Company shall not pay mileage, gas, moving or other violations or any other incidental expenses, unless such expenses are incurred in the course of performing services requested by the Company. The Employee represents that he will maintain the vehicle in good repair, shall use it only for its intended purpose and will not operate it negligently or recklessly. The Employee shall be responsible for any damage to the automobile that is not regular wear and tear. The Employee shall also indemnify and hold the Company harmless for any damages or injuries caused as a result of the negligent or reckless operation of this automobile during the Severance Period, including but not limited to out of pocket expenses and attorneys fees and cost. Effective from the Termination Date, the Executive agrees that all mileage on the vehicle is for personal usage. On the Termination Date, Executive will report to Laurie Yarrish the odometer reading, the number of miles driven between November 1, 2004 and the Termination Date and of those miles, how many were driven for personal use.

                                   2                                    12.30.05

          (e) Club Memberships - During the Severance Period, the Company shall continue to pay (i) Executive's dues to Rolling Hills Country Club and (ii) Executive's monthly membership fees to the New York Sports Club or reimburse Executive for the monthly membership fees (but not initiation fees) to a successor health club of up to $80.00 a month, inclusive of sales tax. To receive reimbursement for the monthly membership fees to a successor health club, Executive shall submit to Stacey Babson-Smith a receipt from the successor health club evidencing payment by Executive. Executive shall be responsible for all assessments or other charges as a result of his country club membership. Effective from the Termination Date, Executive agrees that the use of the country club membership shall be treated as personal use for tax purposes and confirms that the use of the New York Sports Club membership is for personal use.

          (f) Legal Fees - The Company shall reimburse Executive for up to $9000.00 in legal fees incurred by him in connection with the review and execution of this Agreement.

          (g) Other Expenses - Upon submission of invoices, the Company shall reimburse Executive for his monthly usage costs for his mobile telephone and blackberry.

          (h) Outplacement Services - During the Severance Period, Executive shall receive Executive level outplacement services from either Right Management Consultants or Lee Hecht Harrison to assist with his transition.

          (i) Executive expressly agrees that Executive shall not be entitled to and shall not receive any other payments or benefits of any kind from the Company, including without limitation any bonus payments or any right to participate in the Company's 401(k) Plan, other than the benefits expressly provided for in this Paragraph 2 (collectively, "Termination Payments"). Executive further agrees that Executive would not receive the moneys and/or benefits specified in this Agreement except for Executive's execution of this Agreement and Executive's fulfillment of the promises and obligations contained herein.

          (j) Other Employment - On or about the 1st of each month during the Severance Period, Executive or his counsel, will notify Stacey Babson-Smith via e-mail or telephone if he has been employed, including self employment, or retained as a contractor or consultant in the preceding month, including the income that he has earned and whether he has any plans in the current month to continue or begin employment, including self-employment, or to act as a consultant or contractor including that income that he anticipates earning. The Company may require additional documentation from Executive to confirm employment or engagement as a contractor, including income earned. The Company will


                                   3                                    12.30.05
               suspend Termination Payments in any month in which notification is not made (or the requested documentation is not received) and will not reinstate Termination Payments until notification and/or documentation has been provided to Stacey Babson-Smith.

          (k) Adjustment to Termination Payments - If Executive is employed on a full-time basis, including self employment, or re-employed by the Company, or is retained as a contractor or consultant, Executive agrees that Executive's Termination Payments will be affected as follows:

               (i) The Company's obligation to provide outplacement services will terminate;

               (ii) The Company's  Cobra  Continuation  payments will end on the first day that Executive becomes eligible to participate in medical benefits;

               (iii) Severance  Payments will be reduced by the income earned by
                    Executive ("Reduced Severance"). Reduced Severance will be effective on the first day of Executive's employment or engagement and will be made on a going forward basis only. Reduced Severance shall be calculated by subtracting Executive's projected annualized income/78 from Severance/78 multiplied by the number of weeks remaining in the Severance Period. Where the income earned by Executive varies during the Severance Period, Reduced Severance may be adjusted by the Company.

               (iv) Executive will return the automobile to the Company;

               (v)  The  Company's  obligation to pay club  membership  dues and
                    reimburse   Executive  for  his  monthly  mobile  phone  and
                    blackberry costs will terminate;

               (vi) Under the circumstance where Reduced Severance is $0.00 as a result of the projected annualized income to be earned by Executive, the Severance Period shall end and the Company shall have no further obligation to Executive under this Agreement.

               (vii) All  Termination  Payments  provided to  Executive  will be deemed adequate consideration for this Agreement, including but not limited to adequate consideration for the Waiver and Release of Claims, Cooperation with Company, and Protection of Confidential Information, Return of Company Property, Non-Disparagement, Non-solicitation and Non-compete covenants set forth in Paragraphs 3, 4, 5 and 7 below. The elimination or reduction of Termination Payments shall not affect the adequacy of consideration for this Agreement.

                                   4                                    12.30.05

          (l) Suspension of Payments - The Company acknowledges that it has received a check, dated December 31, 2005, from Executive repaying the Accrued Severance Amount to the Company, which amount represents all Termination Payments made by the Company to Executive or on his behalf from the Termination Date to December 31, 2005 (other than payments made to Executive pursuant to Paragraphs b and h of Section 2). The Company and Executive acknowledge and agree that (i) all Termination Payments to which Executive would otherwise be entitled during the period from January 1, 2006 to March 1, 2006 will be suspended (collectively, the "Suspended Payments"), (ii) the Company will pay in a lump sum to Executive on March 1, 2006, the Accrued Severance Amount, and subject, to the extent applicable, to the Company's receipt of appropriate evidence required pursuant to this Section 2, the aggregate amount of the Suspended Payments to the date of such payment and (iii) on an after March 1, 2006, Termination Payments will be made as and when due in accordance with this Section 2. The Company and Executive acknowledge and agree that adjustments to Termination Payments made in accordance with paragraphs (j) and (k) of this Section 2 will not affect in any way Executive's right to receive in full the Accrued Severance Amount on March 1, 2006.

     3.   Cooperation.

          (a) In consideration for the Termination Payments, Executive agrees to fully cooperate with the Company in ensuring a smooth transition following Executive's departure. Executive expressly agrees to cooperate with and make self available to the Company, as the Company may reasonably request under the totality of the circumstances, to assist it in any matter, including but not limited to meeting with Company Executives or agents, promptly and fully responding to inquiries from the Company and giving truthful testimony in any litigation or investigation or potential litigation or investigation, over which Executive may have knowledge, information, or expertise. Executive's obligation to fully cooperate with the Company survives the termination of the Severance Period.

          (b) To the extent that Executive is an Executive Officer or Director for the Company, its parent company, subsidiaries or affiliates, Executive resigns from those positions effective as of the Termination Date.




                                   5                                    12.30.05

          (c) It is the intent of the parties that, to the extent applicable, the provisions of this Agreement comply with Section 409A of the Internal Revenue Code and related regulations and Treasury pronouncements ("Section 409A"). If, based on subsequent interpretation or guidance, the parties determine that any provision provided herein would result in the imposition of an excise tax under the provisions of Section 409A, the Executive and the Company agree that each will use good faith efforts to reform any such provision to avoid imposition of any such excise tax in the manner that the Executive and the Company mutually determine are appropriate to comply with Section 409A

     4.   Waiver and Release of Claims

          (a) Executive Understanding of Laws -- Executive understands that there are various state, federal, and local laws that prohibit employment discrimination on the basis of age, sex, race, color, national origin, religion, handicap, veteran status, and other protected categories and that these laws are enforced through the Equal Employment Opportunity Commission, the U. S. Department of Labor, and other agencies.

          (b) Executive's Release of Company -- In consideration for the Termination Payments, Executive hereby irrevocably, unconditionally and generally releases, and agrees not to commence in any forum, any action or proceeding against the Company and its parent, subsidiaries, affiliates, successors and assigns for damages, judgments, or any liability, claims or demands, known or unknown and of any nature whatsoever and whenever, arising directly or indirectly out of Executive's employment with the Company or the termination of such employment or services. Without in any way limiting the generality of the foregoing, Executive hereby waives and releases any rights, claims or causes of action that Executive may have for salary, bonus, severance pay, pay or distributions pursuant to any Company Long Term Incentive Plan or Supplemental Executive Retirement Plan or any other benefit plan (excluding 401k), vacation pay, any rights, claims or causes of action arising under the Age Discrimination in Employment Act of 1967 (the "ADEA"), as amended, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, as amended, the Civil Rights Act of 1866, the Americans with Disabilities Act of 1990, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act of 1985, the Federal Family and Medical Leave Act, the
               Workers Adjustment and Retraining Notification Act, the Connecticut Fair Employment Practices Act, and any rights, claims or causes of action in tort or in contract or pursuant to any other applicable state or local laws.

                                   6                                    12.30.05

               Executive intends to waive and release any rights Executive has under these and other laws of contract or tort, but Executive does not intend to and does not waive any rights or claims that Executive may have after September 2, 2005. Executive acknowledges that Executive does not have any current action, proceeding, charge or complaint against the Company pending regarding Executive's employment. Nothing in this Agreement may affect the rights and responsibilities of the Equal Employment Opportunity Commission (the "Commission) to enforce the ADEA, or used to justify interfering with the protected right of Executive to file a charge or participate in an investigation or proceeding conducted by the Commission under the ADEA. However, Executive agrees not to accept any relief or recovery from any charge or complaint filed against the Company with any federal, state, or local administrative agency or court with regard to claims arising from Executive's employment.

               Nothing contained herein waives or expands any rights that Executive may have to indemnification or the advancement of legal fees pursuant to any applicable Directors and Officers Insurance Policy or the Amended and Restated Bylaws of Terex Corporation, dated as of March 9, 1998 (the "Bylaws"), or as otherwise amended to comply with applicable law, for any actions or investigations, or claims, issues or matters associated with any action or investigation. Any right or limitations to indemnification of Executive are derived only from the Bylaws and/or any applicable Directors and Officers Insurance Policy.

     5. Protection of Confidential Information; Return of Company Property; Non-Disparagement. In consideration for the Termination Payments:

          (a)  No  Use  of  Company   Confidential   Information   --  Executive
               acknowledges that:

               (i) As a result of Executive's employment with the Company, Executive has obtained secret and confidential information concerning the business of the Company, including, without limitation, the operations and finances, the identity of customers and sources of supply, their needs and requirements, the nature and extent of contracts with them, and related costs, price, and sales information ("Confidential Information").

               (ii) Executive agrees that Executive will not at any time divulge to any person, firm, or corporation, or use for Executive's own benefit, any Confidential Information obtained or learned by Executive during the course of Executive's employment with the Company, except (i) with the Company's express written consent; (ii) to the extent that any such information is in or becomes part of the public domain other than as a result of Executive's breach of any of Executive's obligations hereunder; or, (iii) where required to be


                                   7                                    12.30.05
                    disclosed by court order, subpoena, or other government or legal process by law, in which event Executive shall promptly notify the Company.

               (iii) Except as  otherwise  required by law,  the  existence  and terms of this Agreement are Confidential Information. Except to his spouse and legal and financial advisors, Executive agrees not to disclose, either directly or indirectly, any information whatsoever regarding the existence or substance of this Agreement, including specifically any of the details of Executive's Termination Payments.

          (b) Executive to Return Company Property -- Except as provided herein, within 5 business days from the Termination Date, Executive shall deliver to the Company all memoranda, notes, software, records, reports, manuals, drawings, blueprints, and other documents (in any format and all copies thereof) and other tools provided to Executive by Company in Executive's possession relating to the business of the Company and all property associated therewith which Executive may possess or have under Executive's control. Executive shall have the right to retain all of Executive's personal property.

          (c) Non-disparagement -- Executive agrees to conduct self in a professional manner and not to make any disparaging, negative, or false statements regarding the Company, its parents, subsidiaries, affiliates, directors, officers, or Executives which could in any way have an adverse effect on the business or affairs of the Company. Employee shall direct all employment references only to the Company's Vice President, Human Resources. The Company agrees that Ron DeFeo, the Chairman and CEO of Terex Corporation, and his direct reports as of the Termination Date, will not make any disparaging statements regarding Employee's character.

     6. Consultation with Attorney and Review of Agreement and Release. By executing this Agreement, Executive acknowledges that (i) Executive has been advised in writing by the Company to consult with an attorney before executing this Agreement; (ii) Executive had adequate time to review this Agreement and to consider whether to sign this Agreement;
          (iii) Executive understands each and every term of this Agreement and the full effect of signing this Agreement, including Executive's obligations to the Company and Executive's release and waiver of any and all claims; (iv) Executive has been provided a period of at least twenty-one (21) days within which to consider this Agreement and consult with counsel; and (v) for a period of seven (7) days following execution of this Agreement, Executive may revoke this Agreement. In the event Executive revokes in accordance with this provision, Executive shall return to the Company all consideration received under this Agreement, if any.




                                   8                                    12.30.05

     7. Non-solicitation and Non-compete. In consideration for the Termination Payments, Executive hereby agrees that for the period commencing
          September 2, 2005 and continuing for one (1) year thereafter ("Non-solicitation Period"), Executive will not without Company's prior written consent, directly or indirectly (i) solicit or encourage any of the Executives of Company to leave the employ of Company or to terminate or alter their contractual relationships, if any, in a way that is adverse to Company's best business interests; (ii) solicit, divert or take away, or attempt to solicit, divert or take away, any customers, business, or suppliers of Company upon whom Executive called, serviced, or solicited during Executive's employment with Company or with whom Executive became acquainted as a result of employment with Company; or (iii) be involved in any business or enterprise, whether as any owner, member of a partnership, trustee, principal shareholder (stock ownership in a public or private company in excess of 5%), officer or director of a corporation, or as an Executive, agent, associate, consultant or otherwise, which competes with any of the financial products and services offered by the Company, its subsidiaries or affiliates to assist with in the acquisition of construction equipment.

     8. Third Party Agreements. Executive hereby warrants and represents that Executive has not entered into any third party agreements in Company's name or on Company's behalf of which Company has not been previously advised in writing. Executive further warrants and represents that during the period of Executive's employment with Company, Executive has not knowingly or intentionally engaged in any conduct or activity related to the Company, which constitutes a violation of law, misconduct, or a material violation of Company's policies.

     9. No Admission by the Company. This Agreement and/or any payments made hereunder are not intended to be an admission or concession by the Company of any wrongdoing or illegal or actionable acts or omissions and the Company affirmatively states that it has not engaged in any such acts or omissions. In consideration for the Termination Payments, Executive shall not directly or indirectly make any written or oral statements, suggestions, or representations that the Company has made or implied any such admission or concession.

     10. Breach of this Agreement. In the event Executive materially breaches any of the provisions of this Agreement, Company's obligation hereunder to provide Executive any further Termination Payments and/or benefits shall immediately cease. As of the date of execution of this Agreement, the Company is not aware of any breach of the Separation Agreement that will affect Executive's rights to the Accrued Severance Amount under Section 2(l) (ii) of this Agreement.

     11. Miscellaneous. Except for Non-Disclosure Agreement dated October 9, 1995, this Agreement contains all the understandings and agreements with respect to the matters set forth herein, and there are no others made either contemporaneously herewith, or otherwise. This Agreement shall be governed by the laws of the state of Connecticut applicable to contracts made and wholly performed therein, without reference to conflicts of law principles. This Agreement may not be modified, altered, or changed except upon express written consent of both parties wherein specific reference is made to this Agreement. The construction and interpretation of this Agreement shall not be strictly construed against the drafter. The invalidity or


                                   9                                    12.30.05
          unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, all of which shall remain in full force and effect. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     12. Voluntary Signing. Executive acknowledges that this Agreement and all the terms hereof are fair, reasonable, and are not the result of any fraud, duress, coercion, pressure, or undue influence exercised by the Company and that Executive has approved and/or entered into this Agreement and all of the terms hereof, knowingly, freely and voluntarily.

     IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Separation Agreement as of the date first above written.


                          /s/ Joseph Apuzzo
                          --------------------------------------------------
                          Joseph Apuzzo

                          Dated: 12/30/05
                                 -------------------


                          TEREX CORPORATION


                          By: /s/ Stacey Babson-Smith
                              -------------------------------------------------

                          Dated:   12/30/05
                                  -------------------


                          TEREX FINANCIAL SERVICES, INC.


                          By: /s/ Eric Cohen
                             --------------------------------------------------

                          Dated:   12/30/05
                                  -------------------


                                  10                                    12.30.05